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NOTICE OF GUARANTEED DELIVERY
for Tender of
SHARES OF COMMON STOCK
OR AMERICAN DEPOSITARY SHARES
of
AB ELECTROLUX

CAPITALIZED TERMS USED IN THIS NOTICE OF GUARANTEED DELIVERY AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANING ASCRIBED THERETO IN AB ELECTROLUX'S OFFER TO PURCHASE, DATED MAY 4, 2004.

        A.    Tender of Class A Shares or Class B Shares.    Section A of this Notice of Guaranteed Delivery must be completed by a U.S. Shareholder to tender, pursuant to the Offer, Class A Shares or Class B Shares of AB Electrolux, other than Underlying Shares represented by American Depositary Shares ("ADSs"), if (i) such tendering U.S. Shareholder has purchased such Class A Shares or Class B Shares to be delivered in connection with the tender of such Shares, but has not been registered by VPC AB (the "VPC"), as the owner of such Shares, and will not be so registered as the owner thereof prior to 12:00 midnight, New York City time on the Expiration Date of June 1, 2004, and (ii) such tendering U.S. Shareholder will nevertheless be registered by VPC as the owner of such Class A Shares or Class B Shares within three Stockholm Stock Exchange trading days after 12:00 midnight, New York City time on the Expiration Date of June 1, 2004.

        B.    Tender of ADSs.    Section B of this Notice of Guaranteed Delivery must be completed by a U.S. Shareholder to tender ADSs pursuant to the Offer (i) if American Depositary Receipts ("ADRs") evidencing ADSs are not immediately available, (ii) if ADRs and all other required documents cannot be delivered to the Depositary prior to 12:00 midnight, New York City time on the Expiration Date of June 1, 2004, or (iii) if the procedure for delivery by book-entry transfer cannot be completed prior to 12:00 midnight, New York City time on the Expiration Date of June 1, 2004.

        This Notice of Guaranteed Delivery must be delivered to the Depositary at one of the addresses set forth below, prior to 12:00 midnight, New York City time on the Expiration Date of June 1, 2004. Additional copies of this Notice of Guaranteed Delivery may be obtained from the Information Agent by calling its toll free number on (800) 607-0088.

The Rights Agent for the Offer is:

THE BANK OF NEW YORK

By Mail:	By Hand or Overnight Courier:
Tender & Exchange Department P.O. Box 11248 Church Street Station New York, New York 10286-1248	Tender & Exchange Department 101 Barclay Street Receive and Deliver Window, 1E New York, New York 10286

Facsimile Number:
(For Eligible Institutions only)

212-815-6433

For confirmation of Facsimile

212-815-6212

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

        SECTION A: TENDER OF CLASS A SHARES OR CLASS B SHARES BY GUARANTEED DELIVERY

        The undersigned hereby tenders to AB Electrolux, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 4, 2004, and the related Letters of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"), receipt of each of which is hereby acknowledged, that number of Class A Shares or Class B Shares specified below pursuant to the guaranteed delivery procedure described under the caption "The Offer—Procedure for Tendering Shares and ADSs" in the Offer to Purchase.

1.	Number of Class A Shares being tendered:	(Number)
2.	Number of Class B Shares being tendered:	(Number)
3.
Number of Rights (representing 1,000 Rights (which may be either Class A Rights or Class B Rights) for the first 50 Shares (which may be either Class A Shares or Class B Shares) tendered, and 20 Class A Rights for each additional Class A Share or 20 Class B Rights for each additional Class B Share being tendered) which, pursuant to the terms and conditions of the Offer, are hereby authorized to be transferred to AB Electrolux in connection with the tender of Class A Shares or Class B Shares:
Class A Rights (Number of Class A Rights)	Class B Rights (Number of Class B Rights)

  (Note: The number of Class A Rights being used to redeem the Class A Shares and the number of Class B Rights being used to redeem Class B Shares tendered hereunder must be exactly 20 times the number of Class A Shares or Class B Shares (as applicable) as stated in items 1 and 2 above; provided that, for the first 50 Shares tendered, either Class A Rights or Class B Rights may be used)

4.
VP-account number in which the Class A Shares or Class B Shares being tendered, and the Rights which, pursuant to the terms and conditions of the Offer, are hereby authorized to be transferred to the Company in connection with the tender of Class A Shares or Class B Shares, are to be registered:

    VP-account number:

    0 0 0    -             -

    (Note: If the above VP-account is a so-called transfer account, please ask your bank to re-register it as soon as possible.)

5.
Guarantee in respect of Class A Shares or Class B Shares. (Not to be used for signature guarantee). The undersigned hereby guarantees to deliver to the Depositary at one of its addresses set forth above, a "Letter of Transmittal to Tender Shares of Common Stock" (or facsimile thereof), properly completed and duly executed, and any other required documents, all within three Stockholmsbörsen trading days of the date hereof.

Signature(s) of Holder(s)
Dated:	, 2004

Name(s) of Holders: (Please Type or Print)
Address

Zip Code
Area Code and Telephone Number

  SECTION B: TENDER OF ADSs BY GUARANTEED DELIVERY

        The undersigned hereby tenders to AB Electrolux, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 4, 2004, and the related Letters of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of ADSs specified below pursuant to the guaranteed delivery procedure described under the caption "The Offer—Procedure for Tendering Shares and ADSs" in the Offer to Purchase.

1.
Number of ADSs being tendered:

(Number)
2.
Number of ADS Rights (representing 20 ADS Rights for each ADS tendered) which, pursuant to the terms and conditions of the Offer, will be authorized to be transferred to the Company in connection with the tender of ADSs under the Offer:

(Number of ADS Rights)
3.
Certificate number(s) of ADR(s) evidencing ADSs to be tendered (if available):

4.
Depository Trust Company Account Number:

Signature(s) of Holder(s)
Dated:	, 2004

Name(s) of Holders: (Please Type or Print)
Address

Zip Code
Area Code and Telephone Number
5.
Guaranteed in respect of ADSs. (Not to be used for signature guarantee). The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or which is a commercial bank or trust company having an office or correspondence in the United States, guarantees to deliver to the Depositary, at one of its addresses set forth above, ADRs evidencing the ADSs tendered hereby, ADS Rights certificates evidencing the ADS Rights delivered hereby, each in proper form for transfer, or confirmation of book-entry transfer of such ADSs or ADS Rights into the Depositary's account at The Depository Trust Company, with delivery of a "Letter of Transmittal To Tender American Depositary Shares

  ("ADSs")" (or facsimile thereof), properly completed and duly executed, and any other required documents, all within three NASDAQ trading days of the date hereof.

Name of Firm	Authorized Signature
Address	Title
Zip Code	Name:	(Please Type or Print)
	Dated:	, 2004
Area Code and Telephone Number

        DO NOT SEND ADRs AND ADS RIGHTS CERTIFICATES WITH THIS NOTICE. ADRs AND ADS RIGHTS CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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NOTICE OF GUARANTEED DELIVERY for Tender of SHARES OF COMMON STOCK OR AMERICAN DEPOSITARY SHARES of AB ELECTROLUX